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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 24, 2003



                             ViroPharma Incorporated
                 (Exact name of issuer as specified in charter)



             DELAWARE                  0-021699                94-2347624
  (State or Other Jurisdiction       (Commission           (I.R.S. Employer
       of Incorporation or               file                Identification
          Organization)                number)                  Number)

                             405 EAGLEVIEW BOULEVARD
                            EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)

                                 (610) 458-7300
              (Registrant's telephone number, including area code)




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Item 5 - Other Events.

     ViroPharma Incorporated ("ViroPharma") is filing a set of "Frequently Asked Questions" and the answers to these questions. The "Frequently Asked Questions" reflect information that experience has demonstrated to be often requested by analysts and investors.

                             ViroPharma Incorporated

                           Frequently Asked Questions


               See "Important Information Regarding the Answers to
                    these Frequently Asked Questions" below.


                         (Revised through February 2003)


   Hepatitis C Program

         What is hepatitis C?

         Hepatitis C virus (HCV) is recognized as a major cause of chronic hepatitis worldwide. The World Health Organization (WHO) estimates that 170 million people are infected throughout the world. According to the Centers for Disease Control and Prevention (CDC), there are nearly 4 million people infected with HCV in the United States. Approximately 85 percent of persons infected with HCV develop chronic hepatitis, of which 20 percent progress to liver cirrhosis. Chronic HCV infection can also lead to the development of hepatocellular carcinoma and liver failure. There are no vaccines or specific antiviral treatments available for hepatitis C, and current treatments are effective in only 10% to 40% of patients.

         Do you have product candidates to treat hepatitis C?

         Yes. ViroPharma and Wyeth are conducting a phase I clinical study to evaluate the collaboration's lead HCV product candidate, HCV-371, for safety and pharmacokinetic characteristics in healthy human volunteers. If the data from this study is supportive, the companies plan to advance HCV-371 into phase 2 studies in HCV-infected patients in mid-2003. ViroPharma and Wyeth are engaged in an accelerated research program to develop and commercialize HCV antiviral compounds. The companies are advancing several distinct compound classes shown to inhibit viral replication activities in preclinical studies.


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Picovir(R) and Picornavirus Diseases

         What are picornaviruses and what diseases do they cause?

         Picornaviruses are a large, very prevalent group of RNA viruses that are responsible for a significant portion of all human viral disease. These viruses, particularly the rhinovirus and enterovirus members of the picornavirus family, cause a diverse range of illnesses. They are the predominant cause of myocarditis, encephalitis, bronchitis, otitis media, neonatal enteroviral disease, viral meningitis and the common cold. Infections by these viruses can also lead to acute disease exacerbations in individuals with asthma and chronic obstructive pulmonary disease (COPD). Immunocompromised patients, including transplant patients and patients receiving chemotherapy, are extremely susceptible to severe and life-threatening diseases caused by picornavirus infections.

         What is Picovir(R)?

         Picovir(R) is a proprietary, orally administered small molecule inhibitor of picornaviruses that was discovered by scientists who founded or are currently with VIROPHARMA. Picovir(R) has been demonstrated to inhibit picornavirus replication in vitro by a novel, virus-specific mode of action. Picovir(R) works by inhibiting the function of the viral protein coat, also known as the viral capsid, which is essential for virus infectivity and transmission. Laboratory studies have shown that Picovir(R) integrates within the picornavirus capsid at a specific site that is common to a majority of picornaviruses, including rhinoviruses and enteroviruses, and disrupts several stages of the virus infection cycle. Based on these laboratory studies, our clinical trials completed to date, and Picovir's(R) broad spectrum anti-picornavirus activity, we believe that Picovir(R) may be useful in treating a number of picornavirus diseases. There are currently no antiviral medicines available to treat these diseases.

         Oral Picovir(R)

         As part of our effort to explore alternatives for the potential use of Picovir(R) to treat diseases caused by picornaviruses, ViroPharma is considering the development of Picovir(R) for the treatment of severe or life-threatening enteroviral infections in patients with certain immunodeficiencies. Since August 1996, we have made Picovir(R) available on an open label basis for patients with severe or life-threatening diseases caused by picornaviruses. We intend to submit an application for Orphan Drug designation for oral Picovir(R) in the treatment of severe or life-threatening enteroviral infections in patients with certain immunodeficiencies. Patients with certain immundeficiencies comprise a portion of the patients enrolled in our compassionate use program. Orphan Drug status has certain advantages, such as market exclusivity for the particular indication if certain conditions are met, tax credits, and a wavier of user fees. However, Orphan Drug designation does not shorten or simplify the regulatory review and approval process. We will need to work closely with the FDA's Division of Antiviral Drug Products and agree on the development plans to obtain FDA approval of our drug for the orphan indication.

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         Intranasal Picovir(R)

         While we received a not-approvable letter from the FDA in 2002 regarding an oral tablet form of Picovir(R) for treating the common cold in adults, we are continuing to explore ways to maximize the value of Picovir(R) by evaluating an intranasal approach to treating the common cold. We expect that an intranasal formulation of Picovir(R) would deliver a small fraction of the dose administered with the oral formulation, and at the same time deliver significantly more drug to the site of infection. As a result, we believe that an intranasal approach is the best way to reduce the risk of drug interactions. We are in discussions with potential partners for this program. We do not intend to fund any additional significant clinical development of Picovir(R) for the treatment of the common cold without a partner.

Respiratory Syncytial Virus

         We have decided to discontinue the development of our phase 1 and pre-clinical respiratory syncytial virus, or RSV, compounds. This decision was based on the combination of the cost of advancing the program and the timeframe to commercialization. We are actively seeking to out license our RSV assets.

Discovery Research

         Have you added to the focus of your discovery group?

         Yes. In discovery research, we are evaluating potential treatments in the bio-defense area. Specifically, we are looking to discover and advance potential compounds that address what the United States Centers for Disease Control has referred to as "Category A viruses," which include small pox virus and viral hemorrhagic fever viruses (Lassa, Rift Valley, Ebola). We have submitted to the government requests for grant funding and hope to be moving ahead in this program the second half of this year.

Corporate Information

         What is the status of your efforts to repurchase a portion of the company's outstanding convertible notes?

         Through December 31, 2002, we repurchased $45.1 million of principal amount, or 25%, of our outstanding 6% convertible subordinated notes due in 2007 at an average purchase price of about $0.36, and had $134.9 million in principal amount of these convertible notes outstanding.

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         When will you announce operating results?

         ViroPharma's practice is to target the announcement of results for the first three calendar quarters during the last week of the month following the close of the applicable quarter, and to target the announcement of fourth quarter and year-end operating results by the end of February in the subsequent year.

              Important Information Regarding the Answers to these
                          "Frequently Asked Questions"

The answers to these "Frequently Asked Questions" contain forward-looking statements that involve a number of risks and uncertainties, including those relating to:

     . our plan to initiate phase 2 studies with HCV371 in the second quarter of 2003;
     . our consideration of the development of Picovir(R)to treat patients suffering from severe or life-threatening enteroviral infections;
     . our plan to submit an application seeking orphan drug designation for Picovir(R) in the treatment of severe or life-threatening enteroviral infections in patients with certain immunodeficiencies;
     . our evaluation of an intranasal formulation of Picovir(R)for the treatment of the common cold;
     . our expectation that an intranasal formulation of Picovir(R) would reduce the overall amount of the drug delivered, while at the same time increasing the amount of drug delivered to the site of infection, and reduce the risk of drug interactions;
     . our efforts to engage a partner for the development and commercialization of an intranasal formulation of Picovir(R)to treat the common cold;
     .   our efforts to license our RSV assets to a third party; and
     . our efforts to secure government funding for the discovery of treatments for disease caused by "Category A" viruses in our biodefense initiative and advance that program during the second half of 2003.

     Our actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. There can be no assurance that:

     . we will be able to continue or complete our current clinical studies of HCV371;
     . we will be able to initiate phase 2 clinical studies with HCV371, or clinical studies with any other HCV product candidate in the timeframe that we expect, or at all;
     . the results of our clinical studies of HCV371, or any other product candidate, will be positive;
     . we will be able to submit an application for Picovir(R) to receive, or that Picovir(R) ultimately will receive, orphan drug designation for the treatment of patients suffering from severe or life-threatening enteroviral infections in patients with certain immunodeficiencies;
     . we will develop, or will be successful in developing, Picovir(R)to treat patients suffering from severe or life-threatening enteroviral infections;

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     .   we will be successful in developing a viable intranasal formulation of
         Picovir(R) for the treatment of the common cold;
     . an intranasal formulation of Picovir(R) will reduce the risk of drug interactions;
     . we will be successful in engaging a partner for the development and commercialization of an intranasal formulation of Picovir(R)to treat the common cold;
     .   we will be successful in licensing our RSV assets to a third party; or
     . we will be able to secure government funding for the discovery of treatments for disease caused by "Category A" viruses in our biodefense initiative, we will be able to advance that program in the timeframe that we expect, or that we ultimately will be successful in our biodefense efforts.

         Conducting clinical trials for investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that planned clinical trials can be initiated, or that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with ViroPharma's anticipated schedule. These factors, and other factors, including, but not limited to those described in ViroPharma's most recent registration statement on Form S-3 and quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in the answers to these Frequently Asked Questions. The forward-looking statements contained in the answers to these Frequently Asked Questions may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

                                   Signatures

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ViroPharma Incorporated


Date: February 24, 2003            By: /s/ Thomas F. Doyle
                                       --------------------------
                                   Thomas F. Doyle
                                   Vice President, General Counsel and Secretary

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